EXHIBIT 3(I)



                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                    QNB CORP.


         In compliance with the requirements of Section 204 of the Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended (15 P.S. ss.1204) the undersigned, desiring to be incorporated as a business corporation, hereby certify that:

                                    ARTICLE I

                                      Name

         The name of the Corporation is QNB Corp.

                                   ARTICLE II

                                    Location

         The location and post office of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is Third and West Broad Streets, Quakertown, Pennsylvania 18951.
                                   ARTICLE III

                                     Purpose

         The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the purposes of conducting any lawful act concerning any or all lawful business for which a corporation may be incorporated under the provisions of the Business Corporation Law.

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                                   ARTICLE IV

                                      Term

         The term for which the Corporation is to exist is Perpetual.

                                    ARTICLE V

                                     Shares

          The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of Common Stock par value of $0.625 per share.
          Shares of authorized capital stock may be issued from time to time as and when the Board of Directors shall determine and for such consideration as may be fixed from time to time by the Board of Directors,, except that no stock may be issued for less than the par value thereof in the case of stock with par value.
                                   ARTICLE VI

            No Preemptive Rights - No Cumulative Voting.
         A. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock hereafter issued by the Corporation, whether now or hereafter authorized, or any shares of any class of stock of the Corporation now or hereafter acquired and held by the Corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or any bonds, certificates of indebtedness, notes or any other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of the Corporation, whether now or hereafter authorized.

         B. At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative Voting shall not be allowed.

                                   ARTICLE VII

                               Board of Directors

         A. The number of directors of the Corporation shall be nine (9) and may be changed from time to time but only by receiving the affirmative vote of (i) the holders of at least seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote on such change, or (ii) seventy-five percent (75%) of the directors then in office. Each director of this Corporation during the full term of his directorship must own a minimum of 200 shares of the authorized common stock of the Corporation.

         B. Except for the initial Board of Directors named in Article XI of these Articles of Incorporation, the Board of Directors shall be and is divided

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into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1988.

         At each annual meeting held after 1985, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case when their respective successors are elected and qualified.

         C. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorship(s) resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

         D. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

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                                  ARTICLE VIII

                              Business Combinations

         A. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the Corporation then entitled to vote shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined). Such seventy-five percent (75%) voting requirement shall not be applicable if:

                  (1) the Board of Directors of the Corporation has by a majority vote of the members of the Board then in office (a) given prior approval to the acquisition by the "Related Person" (as hereinafter defined) involved in the Business Combination of 20% or more of the outstanding shares of Common Stock of the Corporation, the acquisition of which resulted in such person, corporation or other entity becoming a Related Person or (b) approved the Business Combination prior to the time that the person, corporation or other entity involved in the Business Combination shall have become a Related Person; or

                  (2) the Business Combination involves solely the Corporation and a Subsidiary, none of whose stock is beneficially owned by a Related Person (other than Beneficial Ownership arising solely because of the control of the Corporation), provided that if the Corporation is not the surviving company, each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to his stockholdings, the provisions of Article V, and Articles VII through X of the Corporation's Articles of Incorporation are continued in effect or adopted by such surviving company as part of its articles of incorporation or certificate of incorporation, as the case may be, and such articles or certificate have no provisions inconsistent with such provisions, and the provisions of the Corporation's By-Laws are continued in effect or adopted by said surviving company.

         B. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may consider, in connection with the exercise of its judgment in determining what is the best interest of the Corporation and its stockholders, including without limitation, (i) the social and economic effects on the employees, customers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (ii) the desirability of the Corporation continuing as an independent entity; and (iii) such other factors as the Board of Directors shall deem relevant.

         C. For purposes of this Article VIII the following defined terms shall have the following meanings:

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           (1) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device of all or any substantial part of the assets of the Corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a Subsidiary, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this Corporation or a Subsidiary, (e) the issuance of any securities of this Corporation or a Subsidiary to a Related Person, (f) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (g) any reclassification of Voting Stock of the Corporation, or any recapitalization involving Voting Stock of the Corporation, consummated within five years after a Related Person become a Related Person, (h) any loan or other extension of credit by the Corporation or a Subsidiary to the Related Person or any guarantees by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, and (i) any agreement, contract or other arrangement provided for any of the transactions described in this definition of Business combination.

           (2) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates", (as those terms are hereinafter defined) is the beneficial owner, directly or indirectly, of 20% or more in the aggregate of the outstanding shares of the Corporation's stock entitled to vote at the election of directors of the Corporation.

           (3) For purposes of this Article VIII any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation, (i) which it owns directly, whether or not of record, or (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable, or (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by an "affiliate" or "associate" as those terms are defined herein, or (iv) which are beneficially owned, directly or indirectly by any other corporation, person or entity (including any shares which such other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

           (4) For the purposes of this Article VIII, the term "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries,

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controls, or is controlled by, or is under common control with, such corporation, person or other entity. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.

           (5) For purposes of this Article VIII, the term "associate" shall mean (i) any corporation or organization (other than the Corporation or a majority-owned subsidiary of this Corporation) of which such corporation, person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such corporation, person or other entity has a substantial beneficial interest or as to which such corporation, person or other entity serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of' such spouse, who has the same house as such person or who is a director or officer of this corporation or any of its subsidiaries.

           (6) The Board of Directors shall have the power and duty to determine for the purposes of this Article VIII on the basis of information known to the Board of Directors of this Corporation, whether

             (i) such other corporation, person or other entity beneficially owns more than 20% in number of shares of the outstanding shares of the Corporation entitled to vote in elections of directors, and

             (ii) a corporation, person or other entity is an "affiliate" or "associate" (as defined above) of another.

           Any such determination shall be conclusive and binding for all purposes of this Article VIII.

           (7) The term "Substantial Part" shall mean more than ten percent (10%) of the total assets of the person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

           (8) The term "Subsidiary" shall mean any corporation or other entity more than 50% of the stock of which is Beneficially owned by the Corporation.

                                   ARTICLE IX

                   Section 910 of the Business Corporation Law

         The provisions of Section 910 of the Business Corporation Law, Act of May 5, 1933 (P.L. 364), as amended, is hereby incorporated herein by reference and it hereby forms an integral part of these Articles of Incorporation.

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                                    ARTICLE X

                     Amendments of Articles of Incorporation

         These Articles of Incorporation may be amended, subject to the provisions of the laws of the Commonwealth of Pennsylvania, at any regular or special meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the holders of the majority of the outstanding shares of stock of the Corporation then entitled to vote, provided however that Article V, Articles VII through IX and this Article X of the Articles of Incorporation may be amended only by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of stock of the Corporation then entitled to vote at a special meeting called for that purpose.

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                                   ARTICLE XI
                         Incorporators - First Directors

         The name and post office address of the incorporators and the number and class of shares subscribed by each incorporator is:


                                                                 Number and
       Name                     Address                      Class of Share
       ----                     -------                      --------------

Ray M. Taylor               Tenth Street & Park Avenue       200 shares of
                            Quakertown, PA 18951             Common Stock


Donald T. Knauss            330 Edgemont Avenue              200 shares of
                            Quakertown, PA 18951             Common Stock


James C. Ebbert             303 Edgemont Avenue              200 shares of
                            Quakertown, PA 18951             Common Stock


Philip D. Miller            59 Muhlenberg Circle             200 shares of
                            Quakertown, PA 18951             Common Stock


Charles M. Meredith, III    203 Juniper Street               200 shares of
                            Quakertown, PA 18951             Common Stock


J. Clair Hershey            Springtown, PA 18081             200 shares of
                                                             Common Stock


Charles G. Hersh            260 Locust Street                200 shares of
                            Coopersburg, PA 18036            Common Stock


Edgar L. Stauffer           Bowers Mill Road, MR1            200 shares of
                            Pennsburg, PA 18073              Common Stock


Henry L. Rosenberger        1047 Hatfield Valley Rd.         200 shares of
                            Hatfield, PA 19440               Common Stock


         The foregoing Incorporators shall be the first directors of the Corporation who shall serve until the first annual meeting of the shareholders, at which time their successor shall be duly elected in accordance with the provisions of Article VII of these Articles of Incorporation.

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                                   ARTICLE XII

                               Director Liability

         A. Director's Personal Liability. A director of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, provided however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Pennsylvania Directors' Liability Act as in effect at the time of the alleged action or failure to take action by such director.

         B. Preservation of Right. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be director of the corporation and shall inure to the benefit of the heir, executors and administrators of such person.

                                  ARTICLE XIII

                                 Indemnification

         A. Mandatory Indemnification of Directors and Officers. The corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         B. Mandatory Advancement of Expenses to Directors and Officers. The corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the corporation referred to in Section XIII(A) hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section XIII(A) hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         C. Permissive Indemnification and Advancement of Expenses. The corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to

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or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings. The corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         D. Scope of Indemnification. Indemnification under this Article is provided pursuant to Section 8365 of the Pennsylvania Directors' Liability Act (or any successor provision or statute), and this Article is intended to provide indemnification in accordance with its terms whether the corporation would have the power to so indemnify under any other provisions of law except such Act and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; indemnification under this Article shall not be made by the corporation in any case where the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the Pennsylvania Directors' Liability Act or any successor statute as in effect at the time of such alleged action or failure to take action.

         E. Insurance; Funding to Meet Indemnification Obligations. The corporation shall have the power to purchase and maintain insurance on behalf of any authorized representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the corporation, including the power to pledge the assets of the corporation, from time to time to discharge the corporation's obligations with respect to indemnification and the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity.

         F. Miscellaneous. Each director and officer of the corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of

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indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article by the shareholders or the Board of Directors of the corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

         G. Definition of Corporation. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of the constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         H. Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the corporation, or any subsidiary of the corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the corporation or by any subsidiary of the corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the corporation.

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